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Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-61143) and related
Prospectus of Nichols Research Corporation for the registration of 415,689 shares of its common stock and to the incorporation by reference therein of our report dated October 8, 1997, with respect to the consolidated financial statements of Nichols Research Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.

                                                    Ernst & Young LLP

Birmingham, Alabama
November 12, 1998